UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2022

Adamas One Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17767 N. Perimeter Dr., Ste B115 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 356-8798

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in our Registration Statement on Form S-1, as amended (File No. 333-265344) (the “Registration Statement”), on August 23, 2022, we previously entered into a senior secured convertible promissory note (the “2022 Convertible Note”) with Ault Lending, LLC, formerly known as Digital Power Lending, LLC (the “2022 Noteholder”), for an aggregate original principal amount of $4,100,000. The 2022 Convertible Note bears interest at a rate of 8% per year with a maturity date of August 23, 2023. The outstanding principal and accrued interest on the 2022 Convertible Note is convertible, at the discretion of the holder, into shares of our common stock at a price that reflects a 20% discount from the price paid by investors in any transaction by us that occurs after the date of the 2022 Convertible Note with the principal purpose of raising equity capital in a private or public sale of our common stock in any amount, provided that in the event we have not completed an initial public offering within 90 days of the 2022 Convertible Note, then the conversion price will be amended to a price that reflects a 30% discount from the price paid by investors in any transaction by us. The number of shares issuable upon conversion of the 2022 Convertible Note and the conversion price are also subject to adjustment in certain circumstances in connection with future issuances of common stock, stock options, and/or convertible securities and certain corporate transactions. In connection with the 2022 Convertible Note, we issued to the 2022 Noteholder a five-year warrant (the “2022 Noteholder Warrant”) to purchase shares of our common stock in an amount equal to 33.33% of the number of shares received by the 2022 Noteholder from the conversion of the 2022 Convertible Note, which number of shares will increase to an amount equal to 50% of the number of shares received by the 2022 Noteholder from the conversion of the 2022 Convertible Note if within 90 days after the date of the 2022 Convertible Note either (i) we have not completed an initial public offering, or (ii) the shares of common stock underlying the 2022 Noteholder Warrant are not registered for resale pursuant to an effective registration statement declared effective by the SEC. The 2022 Noteholder Warrant is exercisable upon conversion of the 2022 Convertible Note or an event of default under the 2022 Convertible Note, and the exercise price of the 2022 Noteholder Warrant is equal to 1.25 times the conversion price for the 2022 Convertible Note. For purposes of the 2022 Convertible Note and the 2022 Noteholder Warrant, an initial public offering means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8, with aggregate gross proceeds equal to or greater than $15 million and which results in our common stock being listed on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American.

Subsequently, on December 6, 2022, the 2022 Noteholder agreed to convert all of the 2022 Convertible Note into shares of our common stock (the “Note Conversion”) concurrently with and conditioned upon the pricing of our initial public offering (the “Offering”). In connection with the pricing of our Offering, an aggregate of $4,198,400 outstanding under the 2022 Convertible Note will automatically convert into 1,332,825 shares of our common stock.

As a result of the Note Conversion described above, our stockholders’ equity (deficit) increased as of June 30, 2022, on a pro forma basis. The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022 on:

●	an actual basis; and

●	on a pro forma basis to reflect (a) the sale by us of 2,450,000 shares of our common stock in the Offering at an assumed initial public offering price of $4.50 per share, the lowpoint of the price range set forth on the cover page of the prospectus forming a part of the Registration Statement, and after deducting the underwriting discount and estimated offering expenses payable by us(1), (b) a subsequent adjustment to accumulated deficit as a result of waivers of compensation upon termination entered into by two of our executive officers, pursuant to which the amount of severance expense payable under each such executive officers employment agreement was reduced by $5,768,000 as of November 8, 2022 (see “Executive Compensation—Employment Agreements with our Named Executive Officers” in the Registration Statement for more information), and (c) the conversion of the 2022 Convertible Note plus accrued interest into 1,332,825 shares of our common stock at $3.15 per share.

(1)	A $0.25 increase (decrease) in the assumed initial public offering price of $4.50 per share would increase (decrease) each of cash and cash equivalents, working capital, and total assets by $0.6 million, and decrease (increase) total stockholders’ deficit by $0.6 million, assuming the number of shares offered by us, as set forth above, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

	As of June 30, 2022
	Actual	Pro Forma
	(unaudited)

Cash and cash equivalents	$—	$8,575,625
Long-term debt, net of current portion
Common stock, $0.001 par value; 100,000,000 shares authorized, 15,867,125 shares issued and outstanding, actual; 100,000,000 shares authorized, 19,649,950 shares issued and outstanding, pro forma	15,867	19,650
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	28,735,262	47,273,504
Accumulated deficit	(37,199,117)	(37,199,117)
Total stockholders’ equity (deficit)	(8,447,988)	10,094,037
Total capitalization	$(8,447,988)	$18,669,662

The number of shares of our common stock that will be outstanding after this offering is based on 15,867,125 shares of our common stock outstanding as of June 30, 2022 and excludes the following:

●	666,413 shares of our common stock issuable upon the exercise of the 2022 Noteholder Warrant(1);

●	184,162 shares of our common stock issuable upon the conversion of principal and accrued interest under our 7% convertible promissory notes(2);

●	388,889 shares of our common stock issuable upon the conversion of principal and accrued interest under our convertible term notes(3);

●	64,167 shares of our common stock issuable upon conversion of principal and accrued interest under our convertible promissory note(4); and

●	147,000 shares of our common stock (or 169,050 shares if the underwriters exercise their over-allotment option in full) issuable upon the exercise of the Underwriter Warrants.

 _________

(1)	The number of shares of our common stock underlying the 2022 Noteholder Warrant depends on whether the 2022 Convertible Note is repaid or converted into shares of our common stock, if converted the number of shares of common stock received by the 2022 Noteholder upon conversion of the 2022 Convertible Note, the timing of the conversion of the 2022 Convertible Note, and the date of the closing of the Offering. If the 2022 Convertible Note is converted into shares of our common stock as of December 6, 2022, and if the initial public offering price is equal to $4.50 per share, the lowpoint of the price range set forth on the cover page of the prospectus which forms a part of the Registration Statement, the 2022 Noteholder Warrant would be exercisable for 666,413 shares of our common stock. A $0.25 increase in the initial public offering price of $4.50 per share would decrease by 35,074 shares the number of shares of our common stock issuable upon exercise of the 2022 Noteholder Warrant. A $0.25 decrease in the initial public offering price of $4.50 per share would increase by 39,201 shares the number of shares of our common stock issuable upon exercise of the 2022 Noteholder Warrant. The foregoing does not include an indeterminate number of additional shares that may be issuable to the 2022 Noteholder (i) in the event that the 2022 Noteholder does not convert the remaining balance of the 2022 Convertible Note on or prior to December 6, 2022 (the date used for calculating interest outstanding thereunder and the number of shares issuable in connection with a conversion thereof) or (ii) in connection with applicable adjustments based upon the occurrence of certain specified issuances of securities by us where such issuances are at a per share price less than the then-current conversion price for the 2022 Convertible Note. For further information, see “Description of Securities—Convertible Notes and Warrants” in the Registration Statement.

(2)	The number of shares of our common stock issuable upon the conversion of principal and accrued interest under our 7% convertible promissory notes depends on a number of factors, including the amount of principal and interest outstanding under the notes as of the date of conversion, the timing of the closing of the Offering, and the price of our common stock in the Offering. If these notes were all converted into shares of our common stock as of June 30, 2022 and if the initial public offering price is equal to $4.50 per share, the midpoint of the price range set forth on the cover page of the prospectus which forms a part of the Registration Statement, the notes would be convertible into an aggregate of 184,162 shares of our common stock. A $0.25 increase or decrease in the initial public offering price of $4.50 per share would not affect the number of shares of our common stock issuable upon conversion of the notes. For further information, see “Description of Securities—Convertible Notes and Warrants” in the Registration Statement.

(3)	The number of shares of our common stock issuable upon the conversion of principal under our convertible term notes depends on the amount of principal outstanding under the notes as of the date of conversion and the price of our common stock in the Offering. If these notes were all converted into shares of our common stock as of June 30, 2022 and if the initial public offering price is equal to $4.50 per share, the lowpoint of the price range set forth on the cover page of the prospectus which forms a part of the Registration Statement, the notes would be convertible into an aggregate of 388,889 shares of our common stock. A $0.25 increase in the initial public offering price of $4.50 per share would decrease by 20,468 shares the number of shares of our common stock issuable upon conversion of the notes. A $0.25 decrease in the initial public offering price of $4.50 per share would increase by 22,875 shares the number of shares of our common stock issuable upon conversion of the notes. For further information, see “Description of Securities—Convertible Notes and Warrants” in the Registration Statement.

(4)	The number of shares of our common stock issuable upon the conversion of principal and accrued interest under our convertible promissory note depends on the amount of principal and interest outstanding under the note as of the date of conversion. If our convertible promissory note was converted into shares of our common stock as of June 30, 2022, the note would be convertible at $4.00 per share into an aggregate of 64,167 shares of our common stock. For further information, see “Description of Securities—Convertible Notes and Warrants” in the Registration Statement.

You should read the foregoing capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in the Registration Statement. The information above is illustrative only, and our capitalization following the closing of the Offering will depend on the actual public offering price and other terms of the Offering determined at the pricing of the Offering.

The pro forma financial information presented above does not necessarily reflect the financial position or results of operations that would have actually resulted had the Offering occurred as of the date indicated, nor should it be taken as necessarily indicative of the future financial position or results of operations of our company.

The pro forma financial information presented above is subject to risks and uncertainties, including those discussed in the Registration Statement under the caption “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2022	ADAMAS ONE CORP.

	By:	/s/ John G. Grdina
	Name:	John G. Grdina
	Title:	President and Chief Executive Officer